JOINT FILER INFORMATION

NAME:                          Frost Nevada Investments Trust
ADDRESS:                       4400 Biscayne Blvd
                               Miami, FL 33137

Designated Filer:              Phillip Frost, M.D.

Issuer and Ticker Symbol:      Ladenburg Thalmann Financial Services Inc. (LTS)

Date of Event Requiring
Statement:                     September 24, 2018

                               FROST NEVADA INVESTMENTS TRUST

                               By:/s/ Phillip Frost, M.D.
                               Phillip Frost, M.D., Trustee